UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2016

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

_____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events

On February 2, 2016, PartnerRe Ltd. (the “Company”) announced that during the January 1, 2016 treaty renewal season it expects to write and bind approximately $2.5 billion of Non-Life treaty premium. On a constant foreign exchange basis, this represents a decrease of 5% from the renewable premium base.

The Company renews approximately 65% percent of its total annual Non-Life treaty business on January 1. The remainder is comprised of treaty business that renews at other times during the year. In addition to treaty business, the Company writes approximately $400 million of facultative business which renews through-out the year.

The table below outlines PartnerRe’s January 1, 2016 Non-Life treaty renewals.

PartnerRe January 1, 2016 Non-Life Treaty Renewal
(amounts are in U.S. $ millions and are on a constant foreign exchange basis)
	North America		Global (Non-U.S.) P&C	Global Specialty	Catastrophe	PartnerRe
	Non Agriculture	Agriculture
Renewable Premium Base	464	454	595	908	187	2,608
In Process / Extensions	—	8	18	73	—	99
Renewable Premium Base (excluding In Process/ Extensions)	464	446	577	835	187	2,509
Non-Renewed	(59)	—	(36)	(22)	(15)	(132)
Renewed	405	446	541	813	172	2,377
Renewal Changes/New Business	103	(59)	(27)	(33)	10	(6)
Total Estimated Premium	508	387	514	780	182	2,371
In Process / Potential New	—	8	13	73	—	94
Total Potential	508	395	527	853	182	2,465
Growth %	(2)%		(11)%	(6)%	(3)%	(5)%

Note: The January 1, 2016 Non-Life treaty renewal premium shown in the above table is not representative of the Company’s gross premium written for the first quarter of 2016 given most of this renewal business is written on a proportional basis with risks attaching to these treaties throughout 2016. The most significant exception to this is the renewal business written in the Catastrophe sub-segment, which is predominantly written on a non-proportional basis.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, include projections regarding our renewal season, including treaty and facultative business which renew at other times during 2016. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors described under the caption entitled Risk Factors in our periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015. You should specifically consider the numerous risks outlined under Risk Factors.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-

looking statements after the date of this Current Report on Form 8-K to conform our prior statements to actual results or revised expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)

Date:	February 5, 2016	By:	/s/ Marc Wetherhill
			Name:	Marc Wetherhill
			Title:	Chief Legal Counsel